Exhibit 21.1

Powerbridge Technologies Co., Ltd.

Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Powerbridge Technologies Hong Kong Co., Limited	Hong Kong
Hongding Technology Co., Limited	Hong Kong
POWERCRYPTO HOLDINGS PTE, LTD.	Singapore
Zhuhai Powerbridge Technologies Co., Ltd	People’s Republic of China
Powerstream Supply Chain Co., Ltd.	People’s Republic of China
Powermeta Digital Co., Ltd.	People’s Republic of China
Shenzhen Honghao Internet Technology Co., Ltd.	People’s Republic of China
Shenzhen Hongding Internet Technology Co., Ltd.	People’s Republic of China
Wuhan Honggang Technology Co., Ltd.	People’s Republic of China
Zhuhai Hongyang Supply Chain Co., Ltd.	People’s Republic of China
Hunan Xinfei Digital Technology Co., Ltd.	People’s Republic of China
Zhanjiang Hongqin Technology Co., Ltd.	People’s Republic of China
Ningbo Zhijing Tong Service Technology Co., Ltd.	People’s Republic of China
Chongqing Powerbridge Zhixin Technology Co., Ltd.	People’s Republic of China
Shantou Hongrui Information Technology Co., Ltd.	People’s Republic of China
Metafusion Digital Co., Ltd.	People’s Republic of China